UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2019

Everbridge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37874	26-2919312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive, Suite 400, Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 230-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value,	EVBG	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Director.

On June 18, 2019, Everbridge, Inc. (the “Company”) announced that David Meredith has been appointed as the Chief Executive Officer and a member of the Board of Directors of the Company, to be effective July 15, 2019. Mr. Meredith succeeds the current Chief Executive Officer, Jaime Ellertson, who will transition to the role of Executive Chairman of the Board of Directors. Mr. Meredith, age 47, joins Everbridge from Rackspace Inc., a global managed cloud computing company, where he served as Chief Operating Officer from November 2018 to June 2019, Chief Operating Officer and Chief Product Officer from August 2017 to November 2018, and Group President from May 2017 to August 2017. Prior to that, Mr. Meredith served as the President of Global Data Center Hosting at CenturyLink, Inc., a global communications technology company, from May 2016 to May 2017, and as Senior Vice President and Global General Manager from May 2013 to May 2016.

There is no arrangement or understanding between Mr. Meredith and any other person pursuant to which he was selected as Chief Executive Officer. Mr. Meredith has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Employment Agreement and Other Compensatory Arrangements

In connection with Mr. Meredith’s appointment, the Company entered into an employment agreement with Mr. Meredith on May 25, 2019 (the “Agreement”). The Agreement provides for a three year term of employment, which is automatically renewed for subsequent one-year periods, unless the Company or Mr. Meredith provides at least sixty days’ notice of cancellation prior to the renewal period. Mr. Meredith will receive an initial annual base salary of $450,000 and is eligible to earn an annual cash incentive bonus of $325,000 pursuant to the Company’s management incentive plan upon the achievement of certain individual and/or Company performance goals set by the Compensation Committee of the Company’s Board of Directors. Mr. Meredith will also receive a $100,000 signing bonus and a one-time market adjustment payment of $145,000 to reflect the higher cost of living in the greater Boston area. If Mr. Meredith voluntarily leaves or is terminated within the first twelve months of his employment with the Company, he would be responsible for paying back both his signing bonus and market adjustment payment. Mr. Meredith is also eligible to participate in the Company’s employee benefit, welfare and other plans, as may be maintained by the Company from time to time, on a basis no less favorable than those provided to other similarly-situated executives of the Company. Mr. Meredith is also subject to certain customary confidentiality and non-solicitation provisions.

Pursuant to the Agreement, the Company will grant Mr. Meredith the following awards pursuant to the Company’s 2016 Equity Incentive Plan: (i) 100,000 restricted stock units (the “RSU Grant”), with 33% of the RSU Grant vesting on July 31, 2020, 33% vesting on July 31, 2021, and 34% vesting on July 31, 2022, and (ii) 100,000 performance stock units (the “PSU Grant”), with up to 62.5% of the PSU Grant becoming eligible to vest on September 30, 2021, based on the compound annual growth rate (“CAGR”) achieved by the Company during the eight fiscal quarters preceding such date, and up to an additional 62.5% of the PSU Grant becoming eligible to vest on September 30, 2022, based on the CAGR achieved during the 12 fiscal quarters preceding such date. Additionally, the Company will provide an additional grant in July 2020 of 15,000 restricted stock units and 15,000 performance stock units if the Company has achieved cumulatively 95% or greater of its quarterly plan in Mr. Meredith’s first four quarters as Chief Executive Officer. These grants would follow the same vesting schedules as the RSU Grant and the PSU Grant described above. The vesting of each award above is subject to Mr. Meredith’s continued service to the Company through each applicable vesting date or event.

If Mr. Meredith’s employment is terminated by the Company without “cause” (as defined in the Agreement) or Mr. Meredith resigns for “good reason” (as defined in the Agreement), he will be entitled to receive (i) twelve months of his then current base salary, paid over time in accordance with the Company’s payroll practices then in effect, plus a prorated amount of the incentive bonus payment earned as of the date of termination (the “Separation Payments”), and (ii) payment of premiums for continued health benefits under COBRA for up to the duration of the applicable period that Mr. Meredith is receiving Separation Payments. If Mr. Meredith is terminated without cause or for good reason during the first three year term of his employment, the vesting of his restricted stock units and performance stock units would also accelerate as follows: (i) the percentage of shares equal to the number of months of employment as of the date of employment termination divided by thirty six, plus (ii) an additional amount of 50% of all of unvested stock units as of the date of termination of employment (after the acceleration granted in the foregoing clause (i)), RSUs and PSUs shall vest in full.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to this Form 8-K.

Item 7.01	Regulation FD Disclosure.

On June 18, 2019, the Company issued a press release announcing the appointment of Mr. Meredith as the Company’s Chief Executive Officer and his appointment to the Company’s Board of Directors. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated May 25, 2019, by and between Everbridge, Inc. and David Meredith

99.1	Press release dated June 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Dated: June 18, 2019	By:	/s/ Elliot J. Mark
Elliot J. Mark Senior Vice President, General Counsel and Secretary

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